Exhibit 12

                                           Hospitality Properties Trust
                                 Computation of Ratio of Earnings to Fixed Charges
                                       (in thousands, except ratio amounts)


                                    For the period          For the period
                                   February 7, 1995        February 7, 1995            For the                 For the
                                    (inception) to          (inception) to        Nine months ended         quarter ended
                                  December 31, 1995       September 30, 1995      September 30, 1996      September 30, 1996
                                  -----------------       ------------------      ------------------      ------------------

Income.......................            $ 11,349               $ 4,360                 $ 36,691               $ 15,446

Fixed Charges................               5,039                 5,039                    3,661                  1,699
                                         --------               -------                 --------

Adjusted Earnings............            $ 16,388               $ 9,399                 $ 40,352               $ 17,145
                                         ========               =======                 ========               ========


Fixed Charges:
   Interest on indebtedness and
   amortization of deferred
   finance cost..............            $  5,039               $ 5,039                 $  3,661               $  1,699
                                         --------               -------                 --------               --------

Total Fixed Charges..........            $  5,039               $ 5,039                 $  3,661               $  1,699
                                         ========               =======                 ========               ========

Ratio of Earnings to
  Fixed Charges..............               3.25x                 1.87x                   11.02x                 10.09x
                                         ========               =======                 ========               ========